Exhibit 4.2
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”) is dated October 16, 2007 to be effective as of October 1, 2007, and is entered into by and among Frank J. Fradella, in his capacity as the Chief Executive Officer of the Company and as the initial Voting Person (as defined below) for the benefit of Home Solutions of America, Inc., a Delaware corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands Company (“Laurus”).
RECITALS:
WHEREAS, Laurus is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, of 3,000,000 shares (the “Shares”) of the common stock, par value $.001 per share (“Common Stock”) of the Company; and
WHEREAS, Laurus, the Voting Person and the Company believe it is in the best interests of the Company to provide for the future voting of the Common Stock and desire to set forth their agreement with respect to voting the Common Stock, as further set forth herein.
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree and covenant as follows:
ARTICLE I
VOTING/POWER OF ATTORNEY
1.01. Voting. During the term of this Agreement, Laurus agrees that all its rights to vote the Shares shall be exercised by the Chief Executive Officer of the Company or such person as may be designated by the Chief Executive Officer of the Company (any Chief Executive Officer or designee being hereinafter referred to as the “Voting Person”), subject to the terms of this Agreement. The initial Voting Person is Frank J. Fradella, the Chief Executive Officer of the Company.
1.02. Manner of Voting. The Voting Person shall vote the Shares at all meetings and on all matters (including but not limited to the election of directors) upon which the holders of Common Stock of the Company are entitled to vote. The Voting Person shall vote the Shares as the Voting Person, in his sole discretion, may deem in the best interests of the Company. Without limiting the generality of the foregoing, Laurus specifically agrees that the Voting Person shall have the right to vote the Shares by written consent, or, to the extent permitted by applicable law, using electronic or telephonic means.
1.03. Liability of Voting Person. The Voting Person assumes no responsibility for any action taken by him or by any agent appointed by him as herein provided, and the Voting Person, whether or not acting under the advice of counsel, shall not incur or be under any responsibility or liability as stockholder, trustee, fiduciary or otherwise, by reason of any error or law, or of any matter or thing done or suffered or omitted to be done by the Voting Person under this Agreement, except for his own gross negligence or willful malfeasance.

1.04. Compensation and Expenses. The Voting Person shall not be compensated for serving as such, but shall be reimbursed by the Company for reasonable expenses incurred by him in, or reasonably related to, the performance by him of his duties hereunder, including, without limitation, the fees, other expenses and disbursements of such attorneys, agents, and other persons as he may deem necessary or proper to retain or engage with respect to this agreement or as acting as Voting Person hereunder.
1.05. IRREVOCABLE PROXY. LAURUS HEREBY GRANTS TO, AND APPOINTS FRANK J. FRADELLA, IN HIS CAPACITY AS THE INITIAL VOTING PERSON AND THE CHIEF EXECUTIVE OFFICER OF THE COMPANY, AND ANY INDIVIDUAL WHO SHALL HEREAFTER SUCCEED TO THE OFFICE OF CHIEF EXECUTIVE OFFICER OF THE COMPANY AND AS VOTING PERSON HEREUNDER, AND ANY OTHER DESIGNEE OF THE CHIEF EXECUTIVE OFFICER, AS ITS IRREVOCABLE (DURING THE TERM) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE ITS SHARES AS INDICATED IN SECTION 1.01 ABOVE. THIS PROXY IS IRREVOCABLE (DURING THE TERM) AND COUPLED WITH AN INTEREST AND LAURUS AGREES IT WILL TAKE SUCH FURTHER ACTION AND EFFECTUATE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS IRREVOCABLE PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY IT WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, THIS IRREVOCABLE PROXY WILL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF LAURUS, THE VOTING PERSON, OR THE COMPANY AT THE END OF THE TERM.
1.06. Power of Attorney. Laurus irrevocably severally appoints and constitutes the Voting Person as its true and lawful attorney-in-fact, with full power and authority and with full power of substitution and resubstitution, on its behalf and in its name, to (in its sole and absolute discretion), to take all actions and do all things necessary or proper, required, contemplated or deemed advisable or desirable by such attorney-in-fact in its discretion of the provisions of this Agreement, including the execution and delivery, and performance under, of any documents, and to generally act for and in the name of Laurus with respect to all matters in furtherance of this Agreement. The power of attorney granted by Laurus under this Section 1.06 is a special power coupled with an interest and is irrevocable. All individuals or entities dealing with the Voting Person in his capacity as attorney-in-fact pursuant to this Section 1.06 may rely and act upon any writing believed in good faith to be signed by the Voting Person.
1.07. Conduct of Laurus. During the Term, Laurus will not (i) take, agree or commit to take any action that would make any representation and warranty of Laurus hereunder inaccurate in any respect at any time, or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any representation or warranty from being inaccurate in any respect at any time, in each case except to the extent required by applicable law.

1.08. Further Assurances. Laurus will take such further actions and execute such further documents and instruments as may reasonably be requested by the Voting Person or the Company to carry out the provisions of this Agreement.
ARTICLE II
LEGEND ON CERTIFICATES
The parties hereto agree that all certificates representing all Shares which at any time are subject to the provisions of this Agreement shall have conspicuously endorsed upon them, in addition to all other legends required by the Company, a legend substantially to the following effect:
“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT DATED AS OF OCTOBER 1, 2007, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE VOTING RESTRICTIONS SET FORTH IN SUCH VOTING AGREEMENT. THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN IRREVOCABLE PROXY EXECUTED IN CONNECTION WITH THE VOTING AGREEMENT.”
ARTICLE III
REMEDIES
3.01. Defenses. Laurus agrees and acknowledges that each restriction, covenant and agreement set forth herein constitutes a separate agreement independently supported by good and adequate consideration. The existence of any claim or cause of action of Laurus against the Company or any other person or entity, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Voting Person of the restrictions, covenants and agreements contained in this Agreement.
3.02. Specific Enforcement. Laurus acknowledges and recognizes that a violation or threatened violation by it of the restrictions, agreements or covenants contained in this Agreement will cause such damage to the Company and its shareholders and the Voting Person as will be irreparable and that the Company and the Voting Person will have no adequate remedy at law for such violation or threatened violation. Accordingly, each party hereto agrees that the Company and the Voting Person jointly and severally shall be entitled as a matter of right to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of such restrictions, agreements or covenants and granting mandatory relief compelling such offender to carry out its obligations hereunder. Such right to injunctive and mandatory relief shall be cumulative and in addition to whatever other remedies the Company or the Voting Person may have at law or in equity.

3.03. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.
3.04. Attorneys’ Fees. If any legal action is brought by any party hereto to enforce the terms and conditions of this Agreement, it is expressly agreed that the party in whose favor a final judgment is entered shall be entitled, in addition to any other relief which may be awarded, to recover from the other party or parties its or his reasonable attorneys’ fees, together with such prevailing party’s other costs and reasonable and necessary expenses incurred in connection with such litigation.
ARTICLE IV
TERM
4.01. Termination. Unless sooner terminated by written agreement of the parties hereto, this Agreement shall terminate on the first to occur of the following:
(a) The consummation of a sale of substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, other than a subsidiary of the Company; or
(b) October 1, 2008.
Notwithstanding anything in the previous sentence, the termination of this Agreement will not affect any rights any party has with respect to the breach of this Agreement by another party prior to such termination.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.01. Representations & Warranties. Laurus represents and warrants to the Company as follows:
(a) Valid Title, etc. Laurus is the true and beneficial owner (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934) of the Shares with no restrictions on the rights of disposition pertaining thereto, except for the restrictions arising under applicable securities laws and the restrictions contemplated in (i) this Agreement, (ii) that certain Stock Purchase Agreement between the Company and Laurus dated as of even date herewith, (iii) that certain Lock-Up Agreement between the Company and Laurus dated as of even date herewith, and (iv) that certain Registration Rights Agreement between the Company and Laurus dated as of even date herewith.

Laurus has exclusive power to vote, exclusive power of disposition and exclusive power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares with no limitations, qualifications or restrictions on these rights. Laurus represents that neither it nor any of its affiliates is party to or bound by any agreement with respect to the voting (by proxy or otherwise) of the Shares (other than this Agreement).
(b) Non-Contravention. The execution and delivery of this Agreement by Laurus and the performance by it of its obligations under this Agreement (i) are within its powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of Laurus or to a loss of any material benefit of Laurus under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree, or other instrument binding on it or result in the imposition of any lien on any asset of Laurus other than any conflicts, breaches, violations, defaults, obligations, rights or losses that individually or in the aggregate would not (A) impair the ability of Laurus to perform its obligations under this Agreement or (B) prevent or delay the consummation of any of the transactions contemplated hereby.
(c) Binding Effect. This Agreement has been duly executed and delivered by Laurus, and this Agreement is the valid and binding agreement of Laurus, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.
ARTICLE VI
MISCELLANEOUS
6.01. Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery or (c) telecopy transmission. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

(a) if to the Company or the Voting Person:
Home Solutions of America, Inc.
Attn: Chief Executive Officer
1500 Dragon Street, Suite B
Dallas, Texas 75207
Facsimile: (214) 333-9435
(b) if to Laurus:
Laurus Master Fund, Ltd.
Attn: Portfolio Services
c/o Laurus Capital Management, LLC
335 Madison Avenue, 10th Floor
New York, NY 10017
Facsimile: (212) 581-5035
Any party may change his or its address for notice by written notice to the other party hereto.
6.02. Enforceability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any action in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
6.03. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
6.04. Entire Agreement. This Agreement together with the Stock Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement embodies the complete agreement and understanding among the parties concerning the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.
6.05. Governing Law; Jurisdiction; Waiver of Jury Trial. THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS DELIVERED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUDING ANY CONFLICT OF LAW RULE OR PRINCIPLE THAT WOULD REFER TO THE LAWS OF ANOTHER JURISDICTION). EACH PARTY HERETO IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED IN THE STATE OF DELAWARE OR ANY DELAWARE STATE COURT, IN ANY ACTION OR PROCEEDING THAT IS OTHERWISE PERMITTED UNDER THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY HERETO HEREBY

IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MUST BE BROUGHT AND/OR DEFENDED IN SUCH COURT. EACH PARTY HERETO HEREBY CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE APPLICABLE LAW OF THE FORUM IN ANY ACTION BROUGHT UNDER OR ARISING OUT OF THIS AGREEMENT, AND EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT EFFECTIVELY, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.
6.06. No Other Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of Laurus, the Company and the Voting Person, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
6.07. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.
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IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.

HSOA: HOME SOLUTIONS OF AMERICA, INC.
By:	/s/ Frank J. Fradella
	Name:	Frank J. Fradella
	Title:	Chairman and CEO

LAURUS:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

VOTING PERSON:
/s/ Frank J. Fradella
Frank J. Fradella, Chief Executive Officer of
Home Solutions of America, Inc.

SIGNATURE PAGE TO
VOTING AGREEMENT